                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT (the "CONTRACT") is made and entered into as of this 14th day of March, 2000, by and among KAU AGRIBUSINESS CO., INC., a Hawaii corporation, KAU SUGAR, INC., a Hawaii corporation, MAUNA KEA MACADAMIA ORCHARDS, INC., a Hawaii corporation, and MAUNA KEA AGRIBUSINESS CO., INC., a Hawaii corporation (collectively referred to herein as "Seller" and individually referred to herein as "Corporation") and ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership (referred to herein as "Purchaser").

                                R E C I T A L S:

                  1. Seller and certain Affiliates (hereinafter defined) of Seller own the Property (hereinafter defined).

                  2. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Property and certain related assets on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Unless the context otherwise specifies or requires, for the purposes of this Contract the following terms shall have the meanings set forth below:

                  "ACCOUNTANTS" shall mean the accounting firm of PricewaterhouseCoopers.
                  "Accounts Receivable" shall have the meaning ascribed to it in Section 7.2(a).


                  "AFFILIATE" of a Person shall mean a Person who, directly or indirectly through one or more intermediaries, owns or controls, is owned or controlled by, or is under common control or ownership with the Person in question; provided, however, that Buyco, Inc. and the stockholders of Buyco, Inc. shall not be considered affiliates.

                  "BILL OF SALE" shall mean a bill of sale duly executed by Seller conveying to Purchaser all of Seller's right, title, and interest in and to the Tangible Personal Property on the Closing Date, in the form set forth in EXHIBIT A hereto.

                  "BOOKS AND RECORDS" shall mean all financial and other books and records maintained by or for the benefit of Seller, or its Affiliates, as the case may be, solely in connection with the operation of the Property and all building plans, specifications and drawings, engineering, soils and farming reports and other documents prepared solely in connection with the construction, maintenance, repair, management, farming or operation of any portion of the Property which are within the possession or control of Seller, or Seller's Affiliates, agents or representatives.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S. C. Section 9601 ET SEQ.) and any regulations promulgated thereunder.

                  "CLOSING" shall mean, with respect to the purchase and sale of the Property, consummation of its purchase by Purchaser as contemplated by this Contract.

                  "CLOSING DATE" shall be the date on which the Closing occurs and shall be set by the parties after necessary documents have been prepared and are ready for execution. It is currently contemplated by the parties that the Closing Date shall be May 1, 2000.

                  "CLOSING STATEMENTS" shall mean the Preliminary Closing Statement and the Final Closing Statement.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the relevant rules and regulations promulgated thereunder.

                  "CONFIDENTIAL INFORMATION" shall mean information, including a formula, pattern, compilation, program, device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                   "CONTRACT DATE" means the date specified above in the first paragraph of this Contract.


                                       6.

                  "CONTROL" has the meaning given to such term in the definition of "Affiliate".

                  "CORPORATION" means each of the corporations who are the sellers herein.

                  "CUT-OFF TIME" shall mean 11:59 p.m. (Hawaii Time) on the day before the Closing Date.

                  "DEED" means the Warranty Deed, and any other deed from Seller or its Affiliates to Purchaser delivered pursuant to SECTION 8.2(a) below.

                  "EFFECTIVE DATE" shall mean the date that this Contract has been fully executed by Seller and Purchaser. Purchaser and Seller hereby acknowledge and stipulate that the Effective Date is and for all purposes shall be March 14, 2000.

                  "EMPLOYMENT BENEFITS" shall mean any benefit provided to any Property Employee by the Seller or its Affiliates whether pursuant to a collective bargaining agreement, an Employment Contract or any written policy, procedure or practice of such company.

                  "EMPLOYMENT CONTRACTS" shall mean all employment contracts (excluding collective bargaining agreements) relating to Property employees. The Employment Contracts are listed on EXHIBIT B.

                  "ENVIRONMENTAL ACTIVITY" means any past, present or future storage, holding, existence, release, threatened release, emission, discharge, generation, processing, use, abatement, disposition, handling or transportation of any Hazardous Substance from, under, into or on the Real Property, or otherwise relating to the Real Property or the ownership, use, operation or occupancy thereof, or any threat of such activity.

                  "ENVIRONMENTAL LAWS" means any and all laws, statutes, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other governmental restrictions or requirements relating to health, the environment, any Hazardous Substance or any Environmental Activity in effect in any and all jurisdictions in which Seller is or from time to time may be doing business, or where the Real Property is located, including without limitation CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 ET SEQ.), the Clean Air Act, as amended (42 U.S.C. Sections 7401 ET SEQ.), the Clean Water Act, as amended (33 U.S.C. Sections 1251 ET SEQ.), and the regulations adopted pursuant thereto.


                                       7.

                  "EQUIPMENT LEASES" shall mean all leases, rental or other agreements for the use of any of the FF&E, together with all amendments thereto. Such Equipment Leases are listed on Exhibit C attached hereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" shall have the meaning given to such term in
SECTION 5.3(i)(8).

                  "EXCISE TAX EXEMPTION CERTIFICATE" means the certificate, duly executed by Purchaser and Seller, in the form set forth on EXHIBIT D and filed with the appropriate Governmental Authority at Closing.

                  "FARMING SERVICE CONTRACTS" shall mean any and all existing farming service contracts for the provision of labor, services, materials or supplies to or for the benefit of the owners of macadamia orchards (which contracts are listed on EXHIBIT E), together with all amendments thereto.

                  "FF&E" shall mean all fixtures, furniture, furnishings, equipment, machinery, computers, apparatus, appliances, and other articles of depreciable personal property now owned or leased by Seller and/or its Affiliates and used or usable in connection with their farming or accounting services, subject to such depletions and replacements as shall occur and be made in the normal course of business.

                  "FINAL CLOSING STATEMENT" shall have the meaning given to such term in SECTION 7.1.

                  "GENERAL ASSIGNMENT" shall mean an assignment, duly executed and acknowledged by Seller and Purchaser, assigning to Purchaser (to the extent assignable) all of Seller's right, title and interest in and to the Intangible Personal Property and certain other assets as of 12:01 a.m. (Hawaii Time) on the Closing Date, in the form set forth in EXHIBIT F attached hereto and made a part hereof.
                  GOVERNMENTAL AUTHORITIES" shall mean the federal government, the applicable governmental authority of the County of Hawaii or State of Hawaii and any governmental agency connected with any of them which has jurisdiction over the construction, reconstruction, operation or use of the Property.


                                       8.

                  "HAWAII TIME" shall mean Hawaii Standard Time.

                  "HAZARDOUS SUBSTANCE" means any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, and includes, without being limited to: (a) any substance, material or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substance" or other similar or related terms as defined, used or listed in any Environmental Laws; (b) any petroleum products, asbestos or polychlorinated biphenyls; (c) any additional substances or materials which are now or hereafter hazardous or toxic substances under any Environmental Laws relating to the Real Property; and (d) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definition of "hazardous substance" for purposes of any Environmental Law.

                  "IMPROVEMENTS" shall mean all macadamia nut trees, buildings, structures, irrigation lines, and other improvements, including the orchard improvements and such fixtures as shall constitute real property, located on the Land.

                  "Intangible Personal Property" shall mean all of the Personal Property which is not Tangible Personal Property, and which is used in the farming and accounting operations of the Seller. Examples of such Intangible Personal Property are listed in Exhibit F.

                  "IRS" shall mean the Internal Revenue Service.

                  "KEY EMPLOYEES" shall have the meaning given to such term in EXHIBIT G attached hereto.

                  "LAND" shall mean the land as more particularly described on EXHIBIT H attached hereto.

                  "LEASES" shall mean the leases to be executed between the Seller and the Purchaser whereby Seller leases the Land or licenses use of the Land to Purchaser.

                  "NON-FOREIGN STATUS CERTIFICATE" shall mean a certificate, to be executed by Seller, in the form set forth in EXHIBIT I attached hereto.


                                       9.

                  "OPERATING EQUIPMENT" shall mean all vehicles, both on-the-road and off-the-road, owned by Seller and/or its Affiliates, whether in use or held in reserve storage for future use, in connection with the farming or accounting operations of the Seller, subject to such depreciation as shall be made in the normal course of business.

                  "ORCHARD IMPROVEMENTS" shall mean only those trees and other Improvements located on the Land.

                  "ORCHARD LAND" shall mean the approximately 142 tree acres within approximately 232 gross acres of land described in SECTION I of EXHIBIT J.

                  "OWN" has the meaning given to such term in the definition of
                   "Affiliate".

                  "OWNERSHIP" has the meaning given to such term in the
                   definition of "Affiliate".

                  "PERMITS" shall mean all of Seller's and Seller's Affiliates right, title, and interest in all licenses and permits used or relating to the ownership or operation of the Property in accordance with its current use.

                  "PERSON" shall mean any natural person, partnership, corporation, association, trust or trustee, or any other legal entity.

                  "PERSONAL PROPERTY" shall mean all of the Property, other than the Real Property, which is used in the farming and accounting operations of the Seller.

                  "Plans" shall have the meaning given to such term in Section 5.3(i)(1).

                  "PRELIMINARY CLOSING STATEMENT" shall have the meaning given to such term in SECTION 7.1.

                  "PROPERTY" shall mean all of the assets and liabilities comprising the business currently conducted by Seller in performing farming services for owners of macadamia nut orchards and accounting services for said owners and the Seller and some of its affiliates.

                  "PROPERTY EMPLOYEES" shall mean all persons actively employed by either Corporation, as well as all persons on disability or worker's compensation or other leave and all persons with recall or reinstatement rights under any such companies' written policies, procedures and practices, including Key Employees, but excluding those persons listed on Exhibit K.


                                      10.

                  "PURCHASE PRICE" shall have the meaning given such term in
Section 2.2.

                  "PURCHASER'S DOCUMENTS" shall have the meaning given such term in SECTION 8.3.

                  "REAL PROPERTY" shall mean the Land and the Improvements on the Land.

                  "RELEASE DOCUMENTS" shall have the meaning given such term in
SECTION 8.2.

                  "RETAINED LITIGATION" means the litigation matters referred to in Section 5.3(e) and described in EXHIBIT L attached hereto.

                  "SELLER'S DOCUMENTS" shall have the meaning given such term in
Section 8.2.

                  "TANGIBLE PERSONAL PROPERTY" shall mean FF&E, Operating Equipment, Vehicles, and any other tangible personal property used in the farming and accounting operations of the Seller and not included in the definitions of Real Property and Intangible Personal Property. Examples of such Tangible Personal Property are listed in Exhibit A.

                  "VEHICLES" shall mean the tractors, automobiles, trucks and other on-the-road or off-the-road vehicles, described on EXHIBIT M attached hereto and made a part hereof.

                                   ARTICLE II

                          PURCHASE AND SALE OF PROPERTY

         1.1 PURCHASE AND SALE. On the terms and subject to the conditions of this Contract, Seller hereby agrees to sell, transfer, convey and deliver the Property to Purchaser; and Purchaser hereby agrees to purchase the Property from Seller and to assume certain obligations of Seller arising out of or relating to the Property, as hereinafter provided.

         1.2 PURCHASE PRICE. The total purchase price for all of the Property shall be Nine Million Dollars ($9,000,000) (the "Purchase Price"), subject, however, to the adjustments and prorations as provided in ARTICLE VII below. The Purchase Price shall be wired on the Closing Date to an account designated by Seller.

         1.3 PURCHASE PRICE ALLOCATION. Purchaser and Seller agree to allocate the Purchase Price among the assets comprising the Property in accordance with the rules and principles of


                                      11.

section 1060 of the Code, and the regulations promulgated thereunder. All tax returns and reports filed by Purchaser and Seller with respect to the transactions contemplated by this Contract shall be prepared in a manner consistent with such allocation. Purchaser and Seller shall cooperate with one another in an effort to agree upon such allocation prior to the Closing. In this regard, within fifteen (15) days after the Contract Date, Purchaser shall prepare and submit to Seller for its review Internal Revenue Service Form 8594. Seller shall have fifteen (15) days to object to the allocation of the Purchase Price on such Form 8594. If Seller does not object within such fifteen (15) day period, Seller shall be deemed to have approved the filing of Form 8594 in the manner proposed by Purchaser. If Seller objects to the Form 8594 proposed by Purchaser within such fifteen (15) day period, Seller and Purchaser shall endeavor to mutually determine the proper allocation of the Purchase Price on such form prior to the Close of Escrow. In the event that Purchaser and Seller cannot reach agreement as to the proper allocation of the Purchase Price on Form 8594 prior to the Close of Escrow, Accountants shall determine the proper allocation required by section 1060 of the Code and shall prepare and submit to Purchaser and Seller Form 8594 consistent therewith. Such Form 8594 shall be prepared by Accountants concurrently with the preparation of the Final Closing Statements pursuant to SECTION 7.1. Both Purchaser and Seller hereby agree to be bound by such allocation, and to file such Form 8594 with their respective tax returns and to report the transactions contemplated hereby in a manner consistent with the allocation of the Purchase Price as set forth on such Form 8594.


                                   ARTICLE III

                                  CLOSING DATE

         1.4 CLOSING PROCEDURES. The parties hereto agree that this Contract shall constitute the agreements for the transfer of all of the Property from Seller to Purchaser.

         1.5 CLOSING DATE.

                  (1) The transaction shall close on the Closing Date. As used in this Contract, the Closing Date shall mean the time the Leases are filed for record in the Bureau of Conveyances of the State of Hawaii.

                  (2) Provided that neither party hereto has received written notice of the failure of any condition precedent specified in ARTICLE IX hereof to the obligations of such party, then,


                                      12.

when Purchaser and Seller are each prepared to execute the documents and instruments and transfer the funds required thereof by this Contract, they shall:

                           (1) prepare closing statements for Purchaser and for
Seller based on the Preliminary Closing Statement and ARTICLE VII of this Contract;

                           (2) insert the Closing Date as the date of any
document to be delivered but not theretofore dated:

                           (3) deliver the Leases to Purchaser by causing them
to be recorded in the Bureau of Conveyances of the State of Hawaii and with the Assistant Registrar of the Land Court of the State of Hawaii, as the case may be;

                           (4) deliver to Purchaser: the Bill of Sale, General
Assignment, Non-Foreign Status Certificate, and any other document required to be delivered to Purchaser.

                           (5) deliver to Seller: all sums to be received by
Seller from Purchaser LESS all amounts to be paid by Seller pursuant to SECTION
3.3 for fees and expenses payable by Seller and all amounts required to be paid in satisfaction of liens and encumbrances on the Real Property pursuant to the terms of this Contract or otherwise pursuant to the instructions of Seller; the General Assignment executed, in counterpart, by Purchaser; the Excise Tax Exemption Certificate executed in counterpart by Purchaser; and any other document required to be delivered to Seller at the Closing Date;

         1.6 COSTS OF TRANSACTION. Costs of the transaction shall be allocated as follows:

                  (1) Purchaser shall pay the fees for recording the Leases.

                  (2) Purchaser shall pay all fees and costs in connection with Purchaser's financing, if any.

                  (3) Seller shall pay all conveyance taxes imposed upon the issuance of the Leases to Purchaser.

         1.7 OTHER COSTS. Except as otherwise expressly provided to the contrary herein, each party shall pay all of its own legal, accounting and consulting fees and all other costs and expenses incurred in connection with the transaction contemplated by this Contract.


                                      13.

                                   ARTICLE IV

                             SUBMITTALS TO PURCHASER

                  Seller has heretofore furnished Purchaser with, and Purchaser hereby acknowledges receipt of, the following:

                  (1) copies of the Farming Service Contracts, Equipment Leases, and Employment Contracts, together with the Schedules of Litigation and Vehicles, shown on EXHIBITS L AND M, respectively;

                  (2) Operating Statements of the Seller for the periods ending December 31, 1997, December 31, 1998, and December 31, 1999, copies of which are attached hereto as EXHIBIT N;

                  (3) copies of the property tax bills for the Land for the 1999-2000 fiscal year;

Except as expressly provided in ARTICLE V hereof, Purchaser acknowledges that Seller has made no warranty or representation, either express or implied, concerning the documents described in this Article IV, or the matters disclosed therein, including (without limitation) the completeness or accuracy thereof. If, prior to the Closing Date, Purchaser discovers that any of the items listed above are inaccurate or any of Seller's representations contained herein are incorrect or misleading in any materially adverse way then Purchaser shall give Seller written notice of such fact. Seller shall then have 10 days (and the Closing Date may be postponed until the end of such 10 day period) to either cure such matter or elect not to cure in which latter event Purchaser, as its sole and exclusive remedy, may terminate this Contract by delivering a written notice to Seller within 5 days thereafter.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         1.8 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser hereby represents and warrants to Seller as follows:


                                      14.

                  (1) POWER AND AUTHORITY. Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware; Purchaser has the power and authority to enter into this Contract and the "other documents" required to be executed by Purchaser pursuant to SECTION 8.3 below, to perform its obligations hereunder and to consummate the transactions contemplated herein; neither the execution and delivery hereof by Purchaser nor the performance by Purchaser of Purchaser's obligations hereunder will violate or constitute an event of default under any material terms or material provisions of any material agreement, document, instrument judgment, order or decree to which Purchaser is a party or by which Purchaser is bound.

                  (2) AUTHORIZATION; VALID OBLIGATION. All actions required to be taken by or on behalf of Purchaser to authorize Purchaser to make, deliver and carry out the terms of this Contract have been or will be duly taken prior to the Closing Date. No consent to the execution, delivery and performance of this Contract by Purchaser is required from any partner, board of directors, shareholder, creditor, investor, judicial or administrative body, Governmental Authority or other Person, other than any such consent which already has been unconditionally given. This Contract is a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

                  (3) AS IS PURCHASE.

                           (1) Prior to the execution of this Contract,
Purchaser has been afforded access to books and records of Seller relating to the operation of the Property, the documents referred to in Article IV, and to other information available to Seller with respect thereto. Seller has made no representations or warranties as to the accuracy or completeness of such information except as expressly set forth in SECTION 5.3.

                           (2) To the extent deemed necessary or desirable by
Purchaser, Purchaser (A) has conducted its own investigation of the Property;
(B) has investigated any applicable restrictions, covenants, easements, conditions, zoning laws, building codes, environmental matters, and other land use regulations affecting the Property; (C) has made inquiries, inspections, tests, audits, studies and analyses in connection with purchasing the Property; and (D) has approved the results of its investigation (including, without limitation, any engineering and structural tests, economic feasibility studies, soils and geological reports, reviews of books and records, environmental and asbestos reports, financial statements, title


                                      15.

exceptions, projections relating to the operation of the Property, and other documents obtained or prepared by or for Purchaser in connection with its review). Purchaser hereby acknowledges that Seller has not made any representations and warranties other than those set forth in SECTION 5.3 and
ARTICLE XII. Purchaser has made its own inspections, tests, audits, studies and investigations conducted in connection with, and on Purchaser's own judgment with respect to, its purchase of the Property.

                  (4) FINANCIAL RESOURCES. Purchaser has adequate financial resources to make timely payment of all sums due from Purchaser hereunder and to perform all of its obligations hereunder.

                  (5) SECURITIES LAWS. If Purchaser is raising funds to purchase the Property, Purchaser has and will continue to comply with all applicable federal and state securities laws and regulations. Purchaser shall indemnify, defend, and hold Seller harmless from any and all loss, damage, claim, cost and expense and any other liability whatsoever (including, without limitation, reasonable attorneys' fees, charges, and costs) by reason of or arising out of Purchaser's failure to fully comply with such securities laws and regulations. This indemnity shall survive the Closing or other termination of this Contract.

         1.9 PURCHASER'S COVENANTS. Purchaser hereby covenants with Seller as follows:

                  (1) INDEMNIFICATION. Purchaser shall indemnify, defend and hold harmless Seller from and against any and all loss, damage, claim, cost and expense and any other liability whatsoever (including, without limitation, reasonable attorneys' fees, charges and costs) incurred by Seller by reason of any claim, demand or litigation relating to the Property and arising from acts, omissions, occurrences or matters that take place after the Cut-off Time, except to the extent arising from any act, negligence, willful misconduct or omission of Seller, or any of their respective predecessors, successors, assigns, agents, representatives or employees. In addition, and without limiting the generality of the foregoing: (i) Purchaser shall assume and perform all of Seller's, Seller's Affiliates', or the Corporations' obligations under the Farming Service Contracts, Equipment Leases, and other property assigned to, or acquired by Purchaser and any other agreement or with respect to any other right assigned to Purchaser by Seller, and shall, from and after the Cut-off Time, defend, indemnify and hold harmless Seller and Seller's Affiliates, from and against any and all loss, damage, claim, cost and expense and any other liability whatsoever, except to the extent arising from any act, negligence, willful misconduct or omission of Seller, Seller's Affiliates, or any of their respective predecessors, successors, assigns, agents, representatives or employees: (ii) Purchaser shall from and after the Cut-off Time, defend,


                                      16.

indemnify and hold harmless Seller and Seller's Affiliates, from and against any and all loss, damage, claim, cost and expense and any other liability whatsoever (including, without limitation, reasonable attorneys' fees, charges and costs) arising from or relating to the Property or any portion thereof at or after the Cut-off Time, except to the extent arising from any act, negligence, willful misconduct or omission of Seller or Seller's Affiliates, or any of their respective predecessors, successors, assigns, agents, representatives or employees.

                  (2) CONFIDENTIALITY. Purchaser shall, prior to the Closing Date, hold as confidential, all Confidential Information concerning Seller disclosed in connection with this transaction and designated as such by Seller in writing; and Purchaser shall not, at any time prior to the Closing Date, release any such information relating to Seller or the Property to third parties without Seller's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law. Seller hereby gives its consent to Purchaser's disclosure of information relating to the Property to (l) its lenders to the extent reasonably necessary in order to obtain such lenders' participation in the contemplated transaction, (2) Governmental Authorities, and (3) its directors, officers, employees, accountants, counsel and other professional consultants, in each instance to the extent reasonably necessary to verify information given to Purchaser by Seller or otherwise to carry out the purposes of this Contract.

                  (3) APPRAISALS AND STUDIES. If this transaction fails to close by reason of Purchaser's default under the terms of this Contract or by reason of Purchaser's failure to meet a condition precedent to the Closing, Purchaser shall, within fifteen (15) days after written request therefor from Seller, deliver to Seller, at Purchaser's sole cost and expense, copies of all appraisals, market studies and inspection reports which were prepared by or on behalf of or otherwise delivered to Purchaser in connection with this transaction, but only to the extent consented to by the consultants providing such appraisals, studies or reports.

         1.10 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser as follows:

                  (1) POWER AND AUTHORITY. Each of the corporations comprising Seller are corporations, duly organized, validly existing and in good standing under the laws of the State of Hawaii. Seller has the power and authority to enter into this Contract, and other documents required to be executed by Seller at Closing pursuant to SECTION 8.4 hereof, to perform its obligations under this Contract, and to consummate the transactions contemplated herein. The execution and delivery hereof and the performance by Seller of its obligations hereunder will not violate or constitute an event of default under any material terms or material provisions of any


                                      17.

agreement, document, instrument, judgment, order or decree to which Seller is a party or by which Seller is bound other than the provisions of any loan documents relating to any loans secured by mortgages encumbering the Property which loans shall be repaid at Closing entirely out of the proceeds of this sale.

                  (2) AUTHORIZATION; VALID OBLIGATION. Seller has, or, prior to the Closing Date, shall have, caused all actions required to be taken by or on behalf of Seller to authorize Seller to make, deliver and carry out the terms of this Contract. No consent to the execution, delivery and performance of this Contract by Seller is required from any partner, board of directors, shareholder, creditor, investor, judicial or administrative body, Governmental Authority or other Person, other than any such consent which already has been unconditionally given. This Contract is a valid and binding obligation of Seller, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

                  (3) FARMING SERVICE CONTRACTS, EQUIPMENT LEASES, AND EMPLOYMENT CONTRACTS. To the best of Seller's knowledge: (1) there are no written Farming Service Contracts, Equipment Leases or Employment Contracts which will affect or be obligations of Purchaser or of the Property or any portion thereof following the Close of Escrow, other than the Farming Service Contracts, Equipment Leases, and Employment Contracts described on EXHIBITS E, C, AND B attached hereto or otherwise agreed to in writing by Purchaser; (2) except as shown on the copies of the Farming Service Contracts, Equipment Leases or Employment Contracts heretofore delivered or subsequently delivered to Purchaser prior to the Close of Escrow, there are no amendments to said Farming Service Contracts, Equipment Leases and Employment Contracts, and (3) each Farming Service Contract, Equipment Lease and Employment Contract is a valid and subsisting agreement and is in full force and effect in accordance with the terms thereof and no default by Seller or, to the best of Seller's knowledge, any other Person exists under any Farming Service Contract, Equipment Lease, and Employment Contract.

                  (4) ACCURACY OF DOCUMENTS. To the best of Seller's knowledge, the Employment Contracts, Equipment Leases, and Farming Service Contracts delivered to Purchaser under the terms of this Contract were complete and correct, in all material respects, on the date of delivery and, subject to the rights of Seller under this Contract with respect thereto, will be so upon the Closing..

                  (5) LITIGATION. There is no pending or, to the best of Seller's knowledge, threatened litigation which could become a liability of the Property or any portion thereof


                                      18.

following the Closing, other than as shown on EXHIBIT L hereto (the "Retained Litigation"). Pursuant to SECTION 5.4(f) below, Seller shall indemnify Purchaser against any claims or damages arising from the Retained Litigation.

                  (6) GOVERNMENT REGULATION. Seller has not received any written notice from any Governmental Authority that the Property or any portion thereof is in violation of any law, regulation, ordinance, order or other requirements materially affecting the Property or any portion thereof or any Corporation, which notice remains uncured.

                  (7) CONDEMNATION. Neither Seller nor any Affiliate of Seller has received any written notice and none of such Persons is otherwise aware that the Property or any portion thereof is or will be imminently subjected to or affected by any condemnation, eminent domain or similar proceedings.

                  (8) OPERATING STATEMENTS. Except as otherwise shown on EXHIBIT N, the operating statements attached as EXHIBIT N have been prepared in all material respects, using general accepted accounting principles applied on a basis consistent with the accounting practices of Seller with respect to the Property as of December 31, 1997, December 31, 1998, and December 31, 1999. Such operating statements fairly present the results of operations of the Property for the indicated periods.

                  (9) COMPENSATION AND BENEFITS PLANS.

                           (1) Seller has made available to Purchaser
information with respect to all employee benefit plans (as defined in Section 3(3) of ERISA), all multiemployer plans (as defined in Section 3(37) or Section 4001(a)(3) of ERISA) and all bonus, incentive, deferred compensation, supplemental retirement, severance, consulting, indemnification or other contracts or agreements, (i) which are maintained for the benefit of, or relating to, any current or former employee of any Corporation, (ii) which are maintained by any Corporation or which any Corporation currently has in effect or to which any Corporation contributes or (iii) with respect to which any Corporation has incurred or may incur any liability, including such plans, agreements and arrangements maintained by any ERISA Affiliate (the "Plans").

                           (2) Neither Seller, nor any Corporation nor any ERISA
Affiliate nor Purchaser has incurred or expects to incur any withdrawal liability that has not been satisfied in full with respect to any multiemployer plan or any liability in connection with the reorganization or termination of any multiemployer plan.


                                      19.

                           (3) Except as disclosed in writing to Purchaser, none
of the Plans provides for the payment of separation, severance, termination or similar type benefits to any person or obligates Purchaser to pay separation, severance, termination or similar type benefits solely as a result of the transaction contemplated by this Agreement.

                           (4) Except as disclosed in writing to Purchaser, none
of the Plans provides for or promises retiree medical or life insurance benefits to any current or former employee of any Corporation.

                           (5) Each Plan is now and has been operated in all
material respects in compliance with the requirements of all applicable law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan fiduciaries (within the meaning of Section 3(21) of ERISA) have acted in all material respects in accordance with the provisions of all applicable law, including ERISA and the Code. All contributions required to be made to any Plan have been made on or before their due dates. No legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

                           (6) Each Plan which is intended to be qualified under
Section 401(a) of the Code or Section 401(k) of the Code is so qualified and each trust established in connection with any Plan which is intended to be so qualified is exempt from Federal income taxation under Section 501(a) of the Code and has been determined by the IRS to be so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

                           (7) There has been no prohibited transaction (within
the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan which resulted or could result in a material liability to any Corporation which has not been satisfied in full. Neither Seller, any Corporation nor any ERISA Affiliate nor the Purchaser has incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation (the "PBGC") or other liability under Title IV of ERISA with respect to any Plan subject to Title IV of ERISA (collectively, "Title IV Plans"). All required premium payments to the PBGC with respect to Title IV Plans have been made on or before their due date. No event which could result in the termination of any Title IV Plan under Section 4041 of ERISA has occurred or is expected to occur with respect to any Title IV Plan and neither the Seller, any Corporation nor any ERISA Affiliate nor


                                      20.

Purchaser has incurred or reasonably expects to incur any liabilities under
Section 4062 of ERISA. Neither the Seller, any Corporation nor any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the Code or Section 307 of ERISA. No Title IV Plan has incurred an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Title IV Plan and none of the assets of Seller, any Corporation or any ERISA Affiliate nor Purchaser is or will be the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code.

                           (8) For purposes of this SECTION 5.3(i), "ERISA
AFFILIATE" means each entity that is a member of a controlled group or affiliated service group of which Seller or any Corporation is a member or that is under common control with Seller or any Corporation (within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code). All references to ERISA and the Code include reference to the applicable rulings and regulations promulgated thereunder and each reference to any specific section of ERISA or the Code includes reference to any successor section thereto.

                  (10) ENVIRONMENTAL ACTIVITY. Seller is in compliance with the provisions of all Environmental Laws relating to the Property and the ownership, use, operations and occupancy thereof. Neither Seller nor, to the best of Seller's knowledge, any other Person has engaged in any Environmental Activity, nor has any Environmental Activity otherwise occurred, in violation of any applicable Environmental Laws. Seller has no material liability, absolute or contingent, in connection with any Environmental Activity. Seller has not received any notice from any federal, state, county, municipal or other governmental department, agency or authority concerning nor does Seller have any knowledge of the existence of any Hazardous Substance discharge or seepage.

                  (11) BULK SALES LAW. The principal business of Seller is not the sale of merchandise, including the manufacture of goods sold by Seller.

                  (12) SERVICEMARKS. There are no federally registered servicemarks used by Seller and/or its Affiliates exclusively in connection with the ownership or operation of the Property.

                  (13) TITLE TO ASSETS. The Seller has good and marketable title to, or a valid leasehold interest in, the Property free and clear of any security interests therein or restrictions on transfer except for: (1) lessor's interests in the Equipment Leases, and (2) required consents to transfers of certain contracts and leases, all of which have been obtained.


                                      21.

         1.11 SELLER'S COVENANTS. Seller hereby covenants as follows:

                  (1) OPERATION OF PROPERTY THROUGH THE CLOSE OF ESCROW. Seller agrees that between the Effective Date and the earlier of the Close of Escrow or termination of this Contract:

                           (1) MODIFICATIONS OF LEASES AND AGREEMENTS. The
Farming Service Contracts, Employment Contracts, and Equipment Leases and any agreements set forth in the exhibits attached hereto will not be amended, no other leases of or with respect to the Property will be entered into, and no other agreements affecting the Property or any portion thereof or compensation and benefit plans affecting the Property employees will be entered into, by Seller, without the prior written consent of Purchaser (which consent as to Farming Service Contracts, Employment Contracts and Equipment Leases will not be unreasonably withheld, delayed or conditioned); excepting, however, Equipment Leases and Farming Service Contracts, in the ordinary course of business, for supplies to replenish the normal inventory levels of the businesses operated by the Seller or required in connection with or necessary for customary services to be performed prior to or within sixty (60) days after the Closing Date, at price rates comparable to those previously paid by Seller or at rates paid by comparable businesses for such supplies and services provided that notice thereof at least three (3) business days prior to entering into and within one
(1) business day after entering into shall be given to Purchaser.

                           (2) INSURANCE POLICIES. All existing insurance
policies (or replacements thereof) affecting the Property or any portion thereof will be kept in full force and effect; provided, however, Seller shall not be in breach of this subsection if Seller has given Purchaser twenty (20) days written notice that an existing insurance policy shall expire and a replacement policy is not available at a reasonably equivalent price and Purchaser shall fail to notify Seller in writing within said period that Purchaser elects to pay the cost of the increase in price if the replacement policy is available;

                           (3) ALTERATIONS. No alterations to the physical
condition of the Land or Improvements costing in excess of an aggregate amount of Twenty-Five Thousand Dollars ($25,000) will be commenced without the prior written consent of Purchaser; provided that in the case of any casualty restoration Seller shall obtain the prior written approval by Purchaser of the plans and specifications in respect thereof (which approval shall not be unreasonably withheld);


                                      22.

                           (4) REFURBISHMENTS. No refurbishments to the FF&E
costing in excess of an aggregate amount of Ten Thousand Dollars ($10,000) will be made without the prior written consent of Purchaser, which consent will not be unreasonably withheld.

                           (5) OPERATIONS AND SERVICES. The business will be
operated in substantially the manner in which it was operated on the Effective Date and inventories will be procured and maintained in normal operating amounts, and all services with respect to the Property that are now required to be provided will be provided, in order so to operate the business;


                           (6) RENEWAL OF PERMITS. Due diligence will be used to
keep in full force and effect (or to renew, when necessary) all Permits;

                           (7) REMOVAL OF FF&E. None of the FF&E will be removed
from the Property except in the ordinary course of business; and

                           (8) NOTICES OF CERTAIN DEFAULTS. Seller shall
promptly notify Purchaser of any notices from any Governmental Authority regarding violation or any law relating to the Property or any business being operated thereon and of any material default by Seller or the Corporations or by the other party thereto existing on or after the Effective Date and prior to the Close of Escrow under any of the Employment Contracts, Equipment Leases, or Farming Service Contracts, and actually known to Seller.

                           (9) Further, notwithstanding anything in SECTION
5.3(i) above to the contrary, Seller shall use its good faith efforts in attempting to postpone any definitive substantive renegotiation with respect to the Employment Contracts and collective bargaining agreements until after the Closing.

                  (2) EXCISE TAX. Seller shall pay any general excise tax due on the sale to Purchaser of any of the Property. In this regard Seller and Purchaser shall use their mutual good faith efforts to cooperate and shall finalize, execute and file the Excise Tax Exemption Certificate at Closing so as to eliminate any general excise tax liability in connection with the sale of the Property.

                  (3) CONFIDENTIALITY. Seller shall hold as confidential all Confidential Information of Purchaser hereby disclosed to Seller by Purchaser in connection with said transaction; and Seller shall not, at any time, release any such information to third parties without


                                      23.

Purchaser's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law. Purchaser hereby gives its consent to Seller's disclosure of such information to Seller's consultants and contractors, and to Governmental Authorities, in each instance to the extent reasonably necessary to verify information given to Seller by Purchaser or otherwise to carry out the purposes of this Contract.

                  (4) INDEMNIFICATION. Seller shall indemnify, defend and hold harmless Purchaser from and against any and all loss, damage, claim, cost or expense and any other liability whatsoever (including, without limitation, reasonable attorneys' fees, charges and costs) incurred by Purchaser by reason of any claims, demands or litigation instituted by or on behalf of a third party relating to the Property, Seller, Seller's Affiliates, the Corporations, which arise from acts, occurrences, omissions or matters that take place prior to the Cut-off Time.

                  (5) CORPORATIONS. From the Effective Date until the earlier of the Close of Escrow or termination of this Contract, Seller shall cause the business operations and corporate affairs of each Corporation to be conducted in the ordinary course consistent with the respective past practice of each such Corporation.

         1.12 SURVIVAL. Purchaser and Seller each hereby covenants and agrees with the other that the representations, warranties, covenants and indemnities of Purchaser and Seller (as the case may be) set forth in, respectively, in ARTICLES V, VI, VII, XI, XII AND XVI, shall survive the Closing without limitation as to duration; provided, however the representations and warranties made by Purchaser and Seller shall survive the Closing for a twelve (12) month period commencing upon the Closing. Notwithstanding the foregoing, in no event shall Purchaser have the right to bring any claim or claims against Seller after the Close of Escrow in connection with the breach or purported breach of any representation or warranty made by Seller in SECTION 5.3 hereof unless such claim or claims aggregate in excess of Twenty-Five Thousand Dollars ($25,000.00).

                                   ARTICLE VI

                               PROPERTY EMPLOYEES

         1.13 ASSUMPTION OF COLLECTIVE BARGAINING AGREEMENT. As of the Cut-off Time, Purchaser shall assume all collective bargaining agreements covering Property employees and shall fully honor and maintain each such collective bargaining agreements including all renewals thereof.


                                      24.

         1.14 TERMS OF EMPLOYMENT. At the Cut-off Time, the non-bargaining unit Property Employees employed by Seller shall be hired by Purchaser at substantially the same rate of pay and with substantially the same benefits as provided by Seller.

         1.15 SENIORITY. Purchaser shall determine seniority rights in its discretion except as required by any Employment Contract or collective bargaining agreements.

         1.16 INDEMNITY. Purchaser agrees to, and shall indemnify, defend, and hold harmless Seller and their Affiliates against all alleged labor or employment claims, liabilities, Employment Costs, or obligations (including reasonable attorneys' fees and experts' fees) with respect to the Property Employees which accrue on or after the Cut-off Time.

                  Purchaser hereby agrees to defend, indemnify and hold Seller and their respective Affiliates harmless from and against any and all liability, loss, claim, demand, cost, expense (including, without limitation, reasonable attorneys' fees, charges and costs) and any other liability whatsoever which Seller or any of their Affiliates may incur as a result of Purchaser's complete or partial withdrawal from a Plan or Purchaser's failure to make a contribution or a withdrawal liability payment to each such Plan when due.

         6.5 ACCRUED VACATIONS. Seller shall use its best efforts to secure from the Union an agreement that accrued vacations need not be paid in cash at the Closing, but may be assumed by the Purchaser and honored by Purchaser in accordance with the collective bargaining agreement. If the Union will not agree that accrued vacations need not be paid in cash at the Closing, the Seller will cooperate with the Union in efforts to secure waivers of the requirement to pay cash from the collective bargaining employees entitled to accrued vacations. If the Union will not agree to assumption of the accrued vacation liability by the Purchaser and if the particular employee will not sign a waiver, then Seller will pay such accrued vacation in cash. Purchaser shall assume all accrued vacation liability for collective bargaining employees if the Union agrees that vacation liability need not be paid in cash. If the Union does not so agree, Purchaser will assume accrued vacation liability for all collective bargaining employees who sign waivers.

                                   ARTICLE VII

                 CLOSING STATEMENTS, ADJUSTMENTS AND PRORATIONS


                                      25.

         1.17 PREPARATION OF PRELIMINARY AND FINAL CLOSING STATEMENTS. The parties hereto shall cooperate with one another, both before and after the Closing Date, for the purpose of making such inventories, examinations and audits of the Property, and of the books and records of the Seller, as are necessary to make the adjustments and prorations required under this ARTICLE VII, or under any other provisions of this Contract. Based upon such preliminary audits and inventories, three days prior to the Closing Date Seller will prepare and deliver to Purchaser a "PRELIMINARY CLOSING STATEMENT" (herein so called), which will show the net amount due either to Seller or to Purchaser as the result thereof, and such net amount will be added to or subtracted from the payment of the cash balance of the Purchase Price to be paid to Seller pursuant to SECTION 2.2 hereof. Within 90 days following the Closing Date, Seller shall deliver to each of the parties a "FINAL CLOSING STATEMENT" (herein so called) setting forth the final determination of all items to be included on the Closing Statements and an auditors report from Accountants expressing an opinion that the adjustments and prorations in the Final Closing Statement are presented fairly, in all material respects, in conformity with this VII Article herein. The net amount due Seller or Purchaser, if any, by reason of adjustments in the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within 10 days following that party's receipt of the Final Closing Statement. The adjustments, prorations and determinations of the Accountants shall be conclusive and binding on the parties hereto.

         Seller and Purchaser shall have the right to have its representatives present, both before and after the Closing Date, for the purpose of observing the taking of any inventories, and such representatives shall be given reasonable access to the books and records of the Property which are relevant to the preparation of the Closing Statements. The provisions of this ARTICLE VII shall survive the Closing.

         1.18 ADJUSTMENT AND PRORATIONS. It is the intention of Purchaser and Seller that adjustments and prorations be made as hereinafter provided in this
SECTION 7.2 with respect to the Property and its operation. Therefore, the following matters and item shall be apportioned on an accrual basis as of the Cut-off Time between the parties hereto or, where applicable, credited in total to a particular party:

                  (1) ACCOUNTS RECEIVABLE. For purposes of this Contract, "Accounts RECEIVABLE" shall include all receivables pursuant to farming service contracts and accounting services as of the Closing Date. Seller shall retain ownership of such receivables.

                  (2) TAXES AND ASSESSMENTS. All ad valorem taxes, general excise taxes, special or general assessments, water and sewer rents, rates and charges and other municipal


                                      26.

permit fees owed by or applicable to the Property. If the amount of any such item is unascertainable on the Closing Date, the credit therefor shall be based on the most recent available bill. If the actual amount of any such item, when later determined, and prorated for the applicable period, differs from the credit given therefor on the Preliminary Closing Statement, the parties shall promptly make the appropriate adjustment, and the party owing sums by reason of such adjustment shall promptly remit such sums to the other party.

                  (3) UTILITY CONTRACTS. Telephone service contracts (but excluding Equipment Leases and service contracts for telephone equipment) and contracts for the supply of heat, steam, electric power, gas, lighting and any other utility service, with Seller receiving a credit for all deposits, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. At Seller's option, cut-off readings will be secured for all utilities as of the Cut-off Time. (1)

                  (4) FARMING SERVICE CONTRACTS, EMPLOYMENT CONTRACTS AND EQUIPMENT LEASES. Any amounts prepaid or payable under any Farming Service Contracts, Employment Contracts, Equipment Leases. All security deposits held by Seller shall be transferred to Purchaser and all obligations with respect to such security deposits shall be assumed by Purchaser.

                  (5) LICENSE FEES. Fees paid or payable for Permits.

                  (6) INSURANCE. Seller shall retain all prepaid premiums with respect to insurance policies whether or not insurance is continued under the Brewer umbrella or is cancelled at the Closing.

                  (7) COMPENSATION. Compensation of the staff and other employees of the Property not covered by the Employment Contracts. The Compensation of the employees working as of the Cut-off Time will be prorated as of the end of their respective shifts.

                  (8) ACCOUNTANTS' FEES. Seller and Purchaser shall each pay one-half (1/2) of the fees and expenses charged by the Accountants in connection with the preparation of the Closing Statements and, if applicable, IRS Form 8594.

                  (9) OTHER. Such items as are provided for in this Contract or as are normally prorated and adjusted in a sale of this type, including without limitation, all petty cash funds.


                                      27.

         1.19 ACCOUNTS RECEIVABLE. Purchaser is not purchasing any of the receivables of the Property, and Seller shall be solely responsible for the collection of such accounts receivable of the Property (the "ACCOUNTS RECEIVABLE"). Purchaser agrees to cause the Purchaser's employees to co-operate with Seller's representative in reviewing such Accounts Receivable, and in answering any inquiries with respect thereto. Purchaser further agrees to promptly remit to Seller any funds received by it in payment of such Accounts Receivable. With regard to any collection made from any person or entity who is indebted to the Property both with respect to Accounts Receivable accruing prior to the Closing Date and to the Accounts Receivable accruing subsequent to the Closing Date, such collection shall be applied as designated, but if there is no designation, then any such collections received within 90 days after the Closing Date shall be applied first to the indebtedness accrued prior to the Closing Date, but thereafter, any such collections shall be applied first to the payment in full of any amounts due to Purchaser on accounts accruing subsequent to the Closing Date.

         1.20 PAYABLES. Purchaser is not assuming trade payables with respect to the Property except to the extent that Purchaser receives a credit therefor on the Closing Statements. Seller shall be responsible for paying all payables which have accrued prior to the Cut-off Date.

         1.21 ACCOUNTING. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations to be made pursuant to this Contract, and all financial information required to be delivered hereunder shall be prepared in all material respects using general accepted accounting principles applied on a basis consistent with the accounting practices of Seller with respect to the Property as of the Closing Date.

                                  ARTICLE VIII

                              DELIVERY OF DOCUMENTS

         1.22 INFORMATION TO PURCHASER. Seller and Purchaser will cooperate in familiarizing Purchaser with the operation of the Property and in Purchaser's preparations to assume ownership thereof on the Closing Date and, in connection therewith, shall afford Purchaser access to the Property at reasonable times and in a reasonable manner, provided, however, Purchaser shall provide Seller with prior notice of Purchaser's intended entry onto the Property and, at the election of Seller, a representative of Seller shall accompany Purchaser during each such entry. Subject to the aforementioned notice and other requirements, Purchaser and Seller agree that it shall be reasonable for Purchaser to have not more than three (3) of Purchaser's employees, agents or representatives at the Property during daylight hours prior to the Closing


                                      28.

Date for such purposes. Purchaser shall assure that its conduct, and that of its employees, agents and representatives, during such process is at all times unobtrusive and does not interfere with the operation of the Property by Seller in the ordinary course of business.

         1.23 CLOSING DOCUMENTS TO BE DELIVERED BY SELLER TO PURCHASER.

                  (1) Seller shall deliver the following original documents to Purchaser on the Closing Date, each of which shall be executed, and, where appropriate, acknowledged by Seller, and dated as of the Closing Date:

                           (1) The Leases;

                           (2) Three counterparts of the General Assignment;

                           (3) Three counterparts of the Bill of Sale; (1)

                           (4) Three counterparts of the Excise Tax Exemption
Certificate;

                           (5) All documents necessary to transfer title to
Purchaser of all Vehicles owned by Seller and used in the Property business;

                           (6) Recordable releases of lien or reconveyance
documents with respect to any deeds of trust or mortgages encumbering the Property (the "RELEASE DOCUMENTS");

                           (7) Any other documents, reasonably required by
Purchaser to consummate the purchase and sale of the Property.

                  (2) Seller shall also deliver the proposed Preliminary Closing Statement to Purchaser prior to the Closing Date.

                  (3) Seller shall also deliver to Purchaser on the Closing Date a favorable written opinion of J. Alan Kugle, Esq. dated as of the Closing Date as to: (i) the power and authority of Seller to execute, deliver and perform this Contract and the documents described in this Section 8.2 ("SELLER'S DOCUMENTS"); (ii) the due authorization, execution and delivery by Seller of Seller's Documents, and (iii) the legality, validity, enforceability and binding effect as to Seller of the Seller's Documents, except as they may be limited by
(1) laws of general applicability respecting insolvency or creditors' rights, and (2) the discretion of a court to enforce


                                      29.

equitable remedies: and (iv) to the best knowledge of said counsel, that the execution and delivery of Seller's Documents, and the consummation of the transactions contemplated hereby, does not require the consent or approval of any Governmental Authority. Such opinion may be subject to such qualifications, limitations, and exceptions as are customary for legal opinions rendered by lawyer" in the State of Hawaii in similar transactions.

         1.24 CLOSING DOCUMENTS AND FUNDS TO BE DELIVERED BY PURCHASER TO
SELLER.

                  (1) Purchaser shall deliver to Seller or the Closing Date the following funds and original documents (each of which shall be executed, and, where appropriate, acknowledged by Seller, and dated as of the Closing Date;

                           (1) The Purchase Price plus the amounts described in
ARTICLE VII, in cash or other immediately available federal funds, in the form and amount required by SECTION 2.2 and ARTICLE VII;

                           (2) Three counterparts of the General Assignment;

                           (3) Three counterparts of the Excise Tax Exemption
Certificate, duly executed by Purchaser;

                           (4) Any other documents, reasonably required by
Seller to consummate the purchase and sale of the Property.

                  (2) Purchaser shall also deliver to Seller on the Closing Date, a favorable written opinion of counsel for Purchaser in connection with the transaction, dated as of the Closing Date, as to: (i) the power and authority of Purchaser to execute and deliver this Contract and the documents described in items (2) - (4) above, ("PURCHASER'S DOCUMENTS"); (ii) the due authorization, execution and delivery by Purchaser of Purchaser's Documents;
(iii) the legality, validity and binding effect of Purchaser's Documents", except as they may be limited to (1) laws of general applicability respecting insolvency or creditors' rights, and (2) the discretion of a court to enforce equitable remedies; and (iv) to the best knowledge of said counsel, that the execution of the transaction contemplated hereby does not require the consent or approval of any Governmental Authority. Such opinion may be subject to such qualifications, limitations, and exceptions as are customary for legal opinions rendered by lawyers in the State of Hawaii in similar transactions.


                                      30.

         1.25 SELLER'S DELIVERIES TO PURCHASER AT CLOSING. Seller shall deliver to Purchaser contemporaneously with the Closing original counterparts of the following documents together with, to the extent obtainable by Seller through its reasonable efforts, appropriate consents:

                  (1) Leases;

                  (2) Equipment Leases;

                  (3) Farming Service Contracts;

                  (4) Books and Records;

                  (5) Permits: and

                  (6) Keys to all entrance doors, guest rooms, offices, store rooms and Vehicles.

         The documents and keys described in this SECTION 8.4 shall be deemed to be appropriately delivered if left in the Property in possession of an authorized representative of Purchaser who has acknowledged in writing receipt thereof.

                                   ARTICLE IX

                         CONDITIONS PRECEDENT TO CLOSING

         1.26 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to purchase the Property is subject to the satisfaction, not later than the Closing Date, of the following conditions:

                  (1) REPRESENTATIONS AND WARRANTIES OF SELLER. There has been no material breach of any of Seller's representations, warranties and covenants in this Contract set forth in SECTION 5.3 and SECTION 5.4 as of the Closing Date. For purposes of this SECTION 9.1(a) only, a "material" breach shall be a breach which in the reasonable judgment of Purchaser, exercised in good faith, exposes Purchaser or the Property to costs, expenses or damages in excess of Fifty Thousand Dollars ($50,000). If such representations, warranties and covenant of Seller have been breached prior to the Closing Date and Purchaser has notified Seller of such breach, but such breach is not "material" then Purchaser shall have no right to terminate this Contract but, upon specific written request therefor by Purchaser, a reasonable estimation of such amount shall


                                      31.

be withheld from the Purchase Price by the Purchaser pending determination of the amount of, and Seller shall indemnify, defend and hold Purchaser harmless from and against all losses, damages, costs and expenses (whether or not they eventually exceed Fifty Thousand Dollars ($50,000)), including, without limitation, reasonable attorneys' fees, charges and costs, incurred by Purchaser by reason of such breach.

                  (2) NO MATERIAL CHANGES. There shall have been no casualty or condemnation for which Purchaser has elected to terminate this Contract pursuant to ARTICLE XIII herein.

                  (3) SELLER'S DELIVERIES. Seller shall have delivered the items described in SECTION 8.2 and Purchaser's representative shall have acknowledged that Seller is prepared to deliver the items described in SECTION 8.4.

         The conditions set forth in this SECTION 9.1 are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Seller and Escrow Agent. Neither Seller nor Purchaser shall act or fail to act for the purpose of permitting or causing any condition to fail. If any of the conditions in this SECTION 9.1 is not satisfied or has not been so waived by Purchaser prior to the Closing Date, Purchaser shall give written notice to Seller describing the condition that has not been satisfied or waived. If the condition specified in SECTION 9.1 is not satisfied prior to the Closing Date, either Purchaser or Seller may postpone the Closing Date, by one or more postponements, in increments of not more than one (1) week for each postponement, for the purpose of attempting to satisfy such condition, which postponement shall be effected by giving written notice thereof to Seller (or Purchaser). If any of the conditions specified in this SECTION 9.1 is not satisfied prior to the Closing Date, Seller shall be entitled to postpone the Closing Date, by one or more postponement, to a date not later than thirty (30) days after the originally scheduled Closing Date, for the purpose of attempting to satisfy such conditions, which postponements shall be effected by giving written notice thereof to Purchaser.

         1.27 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The Close of Escrow and Seller's obligations with respect to the transactions contemplated by this Contract are subject to the satisfaction, not later than the Closing Date of the following conditions:

                  (1) FUNDS. Purchaser shall have delivered to Seller on the Closing Date, all cash or other immediately available funds due from Purchaser in accordance with SECTION 2.2 of this Contract.


                                      32.

                  (2) REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. There shall be no material breach of any of Purchaser's representations, warranties and covenants in this Contract including, but not limited to, those set forth in SECTIONS 5.1 and 5.2 as of the Closing Date.

                  (3) PURCHASER'S DELIVERIES. Purchaser shall have delivered to Purchaser the items described in SECTION 8.3.

         The conditions set forth in this SECTION 9.2 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Purchaser. Neither Purchaser nor Seller shall act or fail to act for the purpose of permitting or causing any condition to fail.

         1.28 FAILURE OF CONDITION. Except as otherwise provided in this Contract, if the transaction fails to close on or before the Closing Date for any reason whatsoever (other than a reason for which Purchaser or Seller has the express right to postpone Closing), including, without limitation, a failure of a condition precedent set forth in this ARTICLE IX, either Purchaser or Seller, if not then in default hereunder, may terminate this Contract in accordance with the provisions of SECTION 10.1 or 10.2, as the case may be; and, thereupon:

                  (1) each party shall pay its own costs and expenses; and

                  (2) each party shall be released from all obligations under this Contract except for the provisions which expressly survive termination of this Contract.

                                    ARTICLE X

                              DEFAULTS AND REMEDIES

         1.29 SELLER'S DEFAULTS. Seller shall be considered to be in default hereunder if Seller fails to meet, comply with, or perform any material covenant, agreement, representation, warranty or obligation on its part required within the time limits and in the manner required in this Contract, and such failure was not caused by Purchaser's default.

         1.30 PURCHASER'S REMEDIES. If Seller is in default hereunder, Purchaser may exercise either one of the following as its sole and exclusive remedies:


                                      33.

                  (1) Terminate this Contract by written notice delivered to Seller on or before the Closing Date; or

                  (2) Enforce specific performance of this Contract against Seller, in which event Purchaser shall be deemed to have accepted Seller's title to the Property and waived any breach by Seller of any of its representations and warranties made hereunder, except for any matters or breaches that were caused by an act or omission of Seller in violation of this Contract or which are curable by Seller.

         Purchaser hereby waives any right to any damages (whether actual, incidental, consequential, punitive or otherwise and whether or not the remedy of specific performance is available) or any other legal or equitable remedies (other than those specified in (a) and (b) above) which it may otherwise have for Seller's default.

         1.31 PURCHASER'S DEFAULTS. Purchaser shall be considered to be in default hereunder if Purchaser fails to meet, comply with, or perform any material covenant, agreement, representation, warranty, or obligation on its part required within the time limits and in the manner required in this Contract, and such failure was not caused by Seller's default.

         1.32 SELLER'S REMEDY.

                  (1) If Purchaser is in default hereunder then, as Seller's sole remedy for such default and upon written notice of termination from Seller to Purchaser, this contract shall terminate (except for this SECTION 10.4 and any other provisions which expressly survive termination of this contract). The parties acknowledge and agree that upon Purchaser's default, Seller will incur certain costs and other damages in an amount that would be extremely difficult or impractical to ascertain. Without limiting the generality of the foregoing:
(a) such costs and damages will include administrative costs incurred by Seller in the processing and review of this contract and other documents relating to this transaction, and damages suffered by reason of Seller's withdrawing the Property from the open market; (B) Seller is entering into this contract with Purchaser in reliance upon Purchaser's commitment to purchase the Property from Seller on or before the Closing Date and upon the warranty, representation and covenant which Purchaser hereby makes with respect to this SECTION 10.4, that this SECTION 10.4 is valid and binding on Purchaser and enforceable in accordance with its terms and that upon request Purchaser will execute and deliver to Seller a written acknowledgment by Purchaser of the termination of this contract, as provided in this SECTION 10.4;


                                      34.

                  (2) Purchaser acknowledges and agrees that the sum of Fifty Thousand Dollars ($50,000) bears a reasonable relationship to the damages which the parties estimate may be suffered by Seller by reason of failure of the closing of the Transaction to occur; and

                  (3) Upon delivery to Purchaser by Seller of a notice of termination, Purchaser shall pay to Seller, as liquidated damages, the sum of Fifty Thousand Dollars ($50,000) which damages (except as otherwise provided in this Section 10.4) shall be Seller's sole monetary remedy hereunder in the event of such a breach by Purchaser, and shall forthwith return to Seller all documents and instruments theretofore provided to Purchaser by or on behalf of Seller.

                                   ARTICLE XI

                   NOTICE OF NONCOMPLIANCE WITH BULK SALES LAW

         In connection with Seller's sale to Purchaser of the Property, Seller hereby agrees to indemnify, defend and hold Purchaser harmless from any and all liability Purchaser may incur by reason of Seller's noncompliance with the Hawaii Bulk Sales Law (Section 490:6-101 ET SEQ. of the Hawaii Revised Statutes).

                                   ARTICLE XII

                                     BROKER

         Seller and Purchaser mutually represent and warrant to each other that neither Seller nor Purchaser knows of any broker or other Person who has claimed or may have the right to claim a commission, finder's fee, brokerage fee or other fee or payment in connection with this transaction.

                                  ARTICLE XIII

                                    CASUALTY

         CASUALTY. If any substantial damage to the Property shall occur prior to the Closing Date by reason of fire, earthquake, lava flow, or other casualty, Seller will give Purchaser immediate notice of such event. If the cost to repair and restore the Property exceeds the sum of (i) the insurance proceeds available for restoration plus (ii) the deductible amount on the applicable insurance policy, then Purchaser shall have the right to terminate this Contract by


                                      35.

giving written notice to Seller to such effect by the earlier to occur of (a) the Closing Date, or (b) five (5) days after Seller has notified Purchaser of the casualty. If Purchaser does not elect to terminate this Contract, then the closing of the transaction contemplated hereby shall take place as herein provided with abatement of the Purchase Price in an amount equal to the cost to repair or restore the Property that exceeds the amount of proceeds from casualty insurance paid or payable with respect to the casualty, and at the Closing, Seller shall pay or assign to Purchaser (by written instrument in the case of any assignment, but without recourse) any proceeds from all fire and other casualty insurance paid or payable with respect to the casualty (less sums theretofore expended, if any, by Seller for temporary repairs or barricades), and the Seller shall have no liability or obligation with respect to the condition of the Property as the result of such casualty.

                                   ARTICLE XIV

                                     NOTICES

         1.33 NOTICES IN WRITING. Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be made in writing and shall be personally delivered to the individuals listed below, sent via prepaid courier or overnight courier or telecopier, or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the addresses (and individuals) set forth below:

         As to Seller:        J. Alan Kugle, Esq.
                              P. O. Box 1826
                              Papaikou, Hawaii 96781
                              Telephone Number: (808) 969-8107
                              Telecopier Number: (808) 969-8151

         As to Purchaser:     James H. Case, Esq.
                              Suite 2200, Pacific Tower
                              1001 Bishop Street
                              Honolulu, Hawaii 96809
                              Telephone Number: ( 808) 523-2500
                              Telecopier Number: ( 808) 523-0842

         With a copy to:      Mr. Gregory A. Sprecher
                              ML Resources, Inc.


                                      36.

                              808 Fort Street Mall, Suite 205
                              Honolulu, Hawaii  96813-4321
                              Telephone Number: (808) 532-4133
                              Telecopier Number: (808) 532-4131

         1.34 RECEIPT. Any notice, demand or request that shall be served upon any party shall be deemed sufficiently given to and received by such party for all purposes hereunder, (i) if sent via courier, at the time such notice, demand or request is delivered, to the address specified by the party to receive such notice, or (ii) if sent via telecopy, at the time of receipt by such party, or
(iii) if sent via registered or certified mail, three ( 3) days after it is deposited in the United States mail.

         1.35 DEEMED DELIVERY. The inability to deliver any notice, demand or request because the individual to whom it is properly addressed in accordance with this ARTICLE XIV refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such individual.

         1.36 CHANGE OF ADDRESS. Each party hereto shall have the right from time to time to designate by written notice to the other parties hereto such other person or persons and such other place or places as said party may desire written notices to be delivered or sent in accordance herewith.

                                   ARTICLE XV

                             SUCCESSORS AND ASSIGNS

         1.37 TRANSFERS BY SELLER. Seller shall have the right to assign all of its right, title, and interest in this Contract to any Affiliate of Seller without the prior written consent of Purchaser, PROVIDED that no transfer or assignment will be valid unless all of Seller's right, title and interest in the Contract are held by the same Person who shall have assumed all of the obligations and liabilities hereunder. Any other transfer or assignment shall require the written consent of Purchaser which consent may be withheld in Purchaser's sole and absolute discretion.

         1.38 TRANSFERS BY PURCHASER. Purchaser shall have the right to assign or partially assign all of its right, title and interest in this Contract to a subsidiary to be formed without the prior written consent of Seller. Any other transfer or assignment shall require the written consent of Seller which consent may be withheld in Seller's sole and absolute discretion. No assignment or


                                      37.

transfer made by Purchaser shall be of any force or effect whatsoever unless and until Purchaser shall have delivered to Seller a counterpart of such assignment, duly executed by Purchaser and the assignee, and an assumption agreement with the respect thereto in favor of Seller, duly executed by Purchaser and the assignee, both of which documents shall be in form and substance satisfactory to Seller. Notwithstanding anything to the contrary contained herein, no such assignment shall relieve the assigning party from its liability under this Contract. Any assignment made in violation hereof or which does not comply with the provisions hereof is and shall be null and void.

                                   ARTICLE XVI

                                  MISCELLANEOUS

         1.39 APPROVALS. Whenever the approval or consent of either Purchaser or Seller is called for under the terms of this Contract, such approval or consent shall not be unreasonably withheld and shall be given or denied within three (3) business days of receipt of a request by Purchaser or Seller, as the case may be, for such approval or consent (unless a different period for such approval or consent is expressly provided for in this Contract). The failure by Purchaser or Seller to notify the other party of its denial of approval or consent prior to 5:00 p.m. (Hawaii Time) on the third business day (or such different period for such approval or consent as is expressly provided for in this Contract) after the day on which such request is received by the party from whom approval or consent is sought shall be deemed to be approval or consent, as of the end of said third business day, by the party from whom approval or consent is sought.

         1.40 AMENDMENT. No provision of this Contract or of any documents or instrument entered into, given or made pursuant to this Contract may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

         1.41 ENTIRE CONTRACT. This Contract together with the exhibits attached hereto embodies the entire agreement between the parties hereto with relation to the transactions contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto with regard thereto other than those set forth herein.

         1.42 TIME. Time shall be of the essence of this transaction.


                                      38.

         1.43 PARTIES. The covenants and agreements herein contained shall extend to and be obligatory upon the heirs, executors, administrators, successors and assigns of the respective parties hereto.

         1.44 NUMBER AND GENDER OF WORDS. Words of any gender used in this Contract hall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

         1.45 CAPTIONS. The captions used in connection with the Articles and Sections of this Contract are for convenience only and shall not be deemed to construe or to limit the meaning of the language of this Contract.

         1.46 THIRD PARTIES. Nothing in this Contract, express or implied, is intended to confer upon any person, other than the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, any rights or remedies under or by reason of this Contract.

         1.47 KNOWLEDGE. The phrase "to the best of Seller's knowledge" or other references to Seller's knowledge shall only mean to the knowledge of senior management and operational personnel in a direct or indirect decision making capacity employed by Seller.

         1.48 FURTHER ASSURANCES. Each of Seller and Purchaser will, at any time and from time to time after the Closing Date, upon the request of the other, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required to consummate the transactions described herein.

         1.49 GOVERNING LAW. This Contract shall be construed under and be governed by the laws of the State of Hawaii, and all obligations of the parties hereto created under this contract shall be performable in Hawaii County, Hawaii.

         1.50 COUNTERPARTS. This Contract may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.


                                      39.

         1.51 EXHIBITS. All exhibits described in this Contract and attached hereto are by this reference incorporated fully herein. The term "this Contract" shall be considered to include all such exhibits.

         1.52 INVALID PROVISIONS. If any provision of this Contract is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable; the Contract shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of the Contract: and the remaining provisions of the Contract shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Contract. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Contract, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

         1.53 ATTORNEYS' FEES. If any dispute between Seller and Purchaser, relating to the transactions contemplated in this Contract, should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection therewith, including, without limitation, reasonable attorneys' fees and court costs. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues.

         1.54 INTERPRETATION. The parties agree that each party and its counsel have reviewed and revised this Contract and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits thereto.

         1.55 NO WAIVER. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall constitute a waiver of any party's right to demand strict compliance with the terms of this Contract.

         1.56 RECORDING. Seller and Purchaser represent, warrant and covenant that it will not record this Contract (or a memorandum or other evidence of this Contract) or cause it to be recorded in the public records for the county in which any of the Property is located or in any other jurisdiction, except that in the event of a default by Seller of its obligations hereunder,


                                      40.

Purchaser may record this Contract (or a memorandum or other evidence of this Contract) or cause the same to be recorded in any such public records.

         1.57 ANNOUNCEMENTS. Seller and Purchaser shall consult with each other with regard to all press releases and other announcements issued at or prior to the Closing Date concerning this Contract or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Seller nor Purchaser shall issue any such press release or other such publicity without the prior consent of the other party.

         1.58 CONSENT TO JURISDICTION. Each party hereto hereby consents to jurisdiction in the United States District Court for Hawaii and in the Third Circuit Court in and for the County of Hawaii, State of Hawaii, for purposes of any litigation to construe or enforce any obligations hereunder, or any other document or instrument entered into given or made pursuant to this Contract, or any of them, or any obligation arising therefrom, and each party hereto expressly covenants and agrees that service of process may be made, and personal jurisdiction over said party obtained, by serving a copy of the Summons and Complaint upon said party in accordance with the applicable laws of the State of Hawaii at such address of said party as may from time to time by specified in accordance with the notice provisions contained herein or at such other address as may then be proper under said laws. Nothing contained herein, however, shall prevent Seller or Purchaser from bringing any action or exercising any rights against the other within any other competent jurisdiction. The initiation of any such proceeding or the taking of such action in any other jurisdiction will not, however, constitute a waiver of the agreement contained herein that the laws of the State of Hawaii will govern the rights and obligations of the parties hereto under this Contract.


                                      41.

         1.59 DEFENSE OF CLAIMS. Within twenty (20) days after service of process on, or other notification to an indemnified party ("INDEMNITEE") with respect to any matter which could reasonably be expected to result in a loss, expense, claim, damage or liability for which indemnification or defense may be sought under this Contract, such indemnified party shall give written notice of such legal action to the other party hereto ("INDEMNITOR") and Indemnitor shall have the right to assume control of such legal action and take over the defense thereof and sole responsibility therefor. If the Indemnitee fails to give such notice then, if and to the extent the Indemnitor is prejudiced thereby, the obligations of the Indemnitor to indemnify, defend and hold harmless the Indemnitee shall abate. In the absence of assumption of defense by the Indemnitor, the Indemnitee will use its best efforts to defend, and to permit the Indemnitor to participate fully in the defense of any claim, demand or other matter to which such party's indemnification under this Contract applies. No such claim, demand or other matter shall be compromised or settled by the Indemnitee in any manner which might adversely affect the interest of the Indemnitor without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, delayed, or conditioned).

         1.60 NEGATION OF PARTNERSHIP OR JOINT VENTURE. Nothing in this Contract contained shall constitute, or be construed to be or create, a partnership, joint venture or lease (except for the Leases) between Seller and Purchaser. Seller hereby acknowledges to Purchaser and Purchaser hereby acknowledges to Seller that neither party owes any fiduciary duty or obligation to the other.

         1.61 REPRESENTATION BY COUNSEL. Each party to this Contract acknowledges to the other that it has been represented at all times by competent legal counsel in connection with this Contract and the transactions contemplated hereby.

         1.62 SUBMISSION OF CONTRACT. No Contract with respect to the purchase and sale of the Property shall exist, and this writing shall have no binding force or effect, until it is executed and delivered by Purchaser and by Seller. If Seller executes this Contract prior to Purchaser, then this Contract shall be void, at Seller's sole option, unless Purchaser also executes the Contract and delivers it to Seller within two (2) business days after the date on which Seller executed the Contract.


                                      42.

                                  ARTICLE XVII

                             POST CLOSING AGREEMENTS

         1.63 NEW FARMING SERVICE CONTRACT. Seller now performs farming services operations for certain macadamia nut orchards which are owned by Seller or its Affiliates. Effective as of the Closing Date Purchaser will enter into new farming service contracts with Seller providing that Purchaser will perform farming services for Seller's orchards in accordance with the terms and conditions contained in the farming service contract attached hereto as Exhibit O.

         1.64 NEW ACCOUNTING SERVICES CONTRACT. Seller now performs accounting services for (1) orchards which it farms under Farming Services Contracts, (2) orchards owned by Seller, and (3) for certain of Seller's Affiliates. Effective as of the Closing Date, Purchaser will perform accounting services for Seller and its affiliates of the same type as Seller performed just before the Closing Date in accordance with the terms and conditions contained in the accounting services contract attached hereto as Exhibit P. Seller shall have the right to terminate this contract as of the last day of any month by giving notice of such termination to Purchaser during the previous month.

         1.65 NEW MANAGEMENT SERVICES CONTRACT. Various of Seller's affiliates now perform executive management, legal, land management, human relations, and insurance services to Seller. Effective as of the Closing Date, such Seller's Affiliates will perform management services for Purchaser under the terms and conditions contained in the management services contract attached hereto as Exhibit Q..

         1.66 EASEMENTS. Seller or Seller's Affiliates will grant Purchaser such easements over lands owned by Seller or Seller's Affiliates as may be necessary to allow Purchaser access for its equipment, personnel and irrigation lines to carry out farming services for Purchaser's own orchards as well as those orchards which Purchaser will be farming under farming services contracts.

         1.67 MULTI-EMPLOYER EMPLOYMENT BENEFITS. Seller and Purchaser will enter into a multi-employer employment benefits agreement whereby Seller and Seller's affiliates will continue to provide employment benefits to non-bargaining unit employees of Purchaser pursuant to an agreement attached hereto as Exhibit R.

         IN WITNESS WHEREOF, Purchaser and Seller have caused this Contract to be executed as of the day and year first above written.


                                      43.

                                   PURCHASER:

                                   ML MACADAMIA ORCHARDS, L. P.
                                   a Delaware limited partnership

Date Executed:                         By ML RESOURCES, INC.
March 14, 2000                         Its General Partner


                                       By     /s/ Gregory A. Sprecher
                                           ----------------------------------
                                             Gregory A. Sprecher
                                             Its Senior Vice President

                                   SELLER:

                                   KAU AGRIBUSINESS, CO., INC.
                                   a Hawaii corporation

Date Executed:
March 14, 2000                     By:   /s/ J. Alan Kugle
                                       --------------------------------------
                                        Title:   Secretary
                                        Printed Name:   J. Alan Kugle


                                   MAUNA KEA AGRIBUSINESS CO., INC.,
                                   a Hawaii corporation
Date Executed:
March 14, 2000
                                   By    /s/ J. Alan Kugle
                                       --------------------------------------
                                        Title:  Secretary
                                        Printed Name:  J. Alan Kugle


                                   MAUNA KEA MACADAMIA ORCHARDS,
                                   INC.,  Hawaii corporation

                                   By    /s/ J. Alan Kugle
                                       --------------------------------------
Date Executed:                          Title:  Secretary
March 14, 2000                          Printed Name:  J. Alan Kugle


                                   KAU SUGAR, INC., a Hawaii corporation

Date Executed:                     By    /s/ J. Alan Kugle
                                      --------------------------------------
March 14, 2000                          Title:  Secretary
                                        Printed Name:  J. Alan Kugle


                                      44.

                                LIST OF EXHIBITS


Exhibit A      Bill of Sale for Tangible Personal Assets
Exhibit B      Employment Contracts
Exhibit C      Equipment Leases
Exhibit D      Excise Tax Exemption Certificate
Exhibit E      Farming Service Contracts
Exhibit F      General Assignment
Exhibit G      Key Employees
Exhibit H      Land
Exhibit I      Non-Foreign Status Certificate
Exhibit J      Orchard Land
Exhibit K      Excluded Property Employees
Exhibit L      Retained Litigation
Exhibit M      Vehicles
Exhibit N      Operating Statements
Exhibit O      New Farming Services Contract
Exhibit P      New Accounting Services Contract
Exhibit Q      New Management Services Contract
Exhibit R      Multi-Employer Employment Benefit Agreement

                                FARMING CONTRACT

This Farming Contract is entered into on the date set forth below, by and between Ka'u Agribusiness Co., Inc., Mauna Kea Agribusiness Co., Inc., Mauna Loa Orchards, L.P. and Mauna Kea Macadamia Orchards, Inc. ("Owner") and M.L. Macadamia Orchards, L.P. ("Manager").

                                    RECITALS

WHEREAS Owner is the legal owner or Lessor of 699.56 acres improved with macadamia orchards located at Pahala and Hilo, Hawaii County, State of Hawaii, further described on Exhibit A attached hereto and hereinafter called "Parcels";

WHEREAS MANAGER IS EXPERIENCED AND CAPABLE IN ALL ASPECTS OF THE BUSINESS OF FARMING AND HARVESTING MACADAMIA NUTS;

WHEREAS OWNER DESIRES TO ENGAGE THE EXPERT SERVICES OF MANAGER TO FARM, HARVEST AND HUSK MACADAMIA NUTS FROM OWNER'S TREES ON THE PARCELS AND MANAGER DESIRES TO PERFORM SUCH SERVICES FOR OWNER AS PROVIDED HEREIN.

NOW THEREFORE, In consideration of the premises and of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. TERM:

This contract shall commence on May 1, 2000 and shall continue in full force and effect until December 31, 2005, unless terminated earlier as provided herein. Upon expiration of the five (5) year eight (8) months period, this Contract will be automatically renewed each year with cancellation authorized by either Owner or Manager with at least six (6) month's prior notice. Should either party so request, at the end of the stated term of this Contract, the parties agree to negotiate in good faith with a view toward extending this Contract on terms and conditions that are agreeable to such parties at that time. This Contract may also be terminated as provided in Section 7.

2. FARMING SERVICES:

(a) Manager will perform all farming services that shall be necessary or desirable from time to time in order to provide for the economical growth and yield of the Owner's Macadamia orchards in accordance with proven and sound agricultural practices. Manager will perform such services to the best of its skill and ability, and in a manner consistent with the practices employed by Manager in the planting, cultivation and harvesting of other macadamia trees under its management and control. Owner acknowledges that Manager makes no guarantee as to the future yields from the orchards and Owner recognizes and assumes the agricultural risks associated with the cultivation and harvesting of macadamia nuts, and the natural risks in the area, including but not limited to wind, rain, drought and volcanic risks.

(b) Without limiting the generality of the foregoing description of its services, Manager will perform the following services: Manager will provide and maintain all necessary or desirable cultivation, weed and pest control, ground cover, tree bracing, transplanting, soil and plant tissue analysis, fertilization, pruning and hedging, replanting, disposal, drainage and erosion control, harvesting, husking, transportation of nuts to processor, agricultural research experiments, and related services to include preparing land for mechanical harvesting. All such services will be performed at Owner's expense as set forth herein.

(c) Manager will keep the Orchard planted with macadamia trees (and, where necessary or appropriate, windbreak trees) during the entire term of this Contract, and will provide such replacement trees as may be necessary from time to time due to tree damage, disease or mortality. Owner recognizes that, due to unpredictable climatic conditions and agricultural and natural risks, the amount of future tree damage, disease and mortality is uncertain and Manager gives no warranties or guarantees whatsoever concerning future rates thereof. Replacement trees will be grafted trees of recommended commercial varieties usually procured from Manager's nursery, and will be ready for field planting. The cost of replacement trees will be charged to Owner as a direct cost pursuant to Section 6(d) without mark-up over the respective Manager's internal cost; No charge will be made for replacement trees if replanting is required because of Manager's negligence.

(d) Owner agrees not to erect a fence upon the parcel without prior written consent of Manager. Erection of a fence may incur additional operating costs, tree removals or yield reduction.

(e) The sale of the crop is Owner's responsibility. It is contemplated that sales will normally be to Mauna Loa Macadamia Nut Corporation. Manager, unless directed otherwise, will transport husked crop to Mauna Loa Macadamia Nut Corporation for sale and further processing. If sale is to Mauna Loa, Manager will receive payment for such production from Mauna Loa, deduct outstanding farming services fee due Manager and forward remainder to Owner's Representative at Owner's direction. Should Owner select any other nut purchaser, Owner will be responsible for so notifying Manager and scheduling pick-up of the crop at a designated area. Such pick-up will be scheduled at the discretion of Manager within the constraints of Manager's normal production schedule. To facilitate such scheduling, Manager will notify Owner of the approximate date of harvest when first scheduled and will further inform Owner not less than 48 hours in advance of scheduled husking in order to allow Owner time to schedule transportation to receive such husked production as it drops from the end of the husking line. Additional costs incurred by Manager to accommodate non-Mauna Loa deliveries will be the responsibility of Owner.

3. PERSONNEL AND EQUIPMENT:

(a) Manager either now owns or from time to time shall procure in its own name and at its own expense, the use of all such tools, supplies, materials, inventory, equipment and trees as shall be necessary or desirable for the performance of all services required to be performed hereunder by Manager. Title to and risk of loss of trees shall pass to Owner at the time trees are planted.

(b) Manager shall employ, train and supervise all such personnel as shall be necessary or desirable for the efficient farming and harvesting of the trees. Manager may subcontract to others any portion of the work required hereunder. Owner shall have no obligation to any party under any such subcontract but shall expressly be made a third party beneficiary of such sub-contracts. Manager shall at all times remain primarily responsible for the satisfactory performance of all work and services described herein and may not transfer or assign such responsibility without the prior written consent of Owner.

(c) Manager shall comply with all requirements of federal and state law with respect to employment of personnel, including but not limited to, all insurance coverage required under worker's compensation laws. Manager hereby indemnifies and agrees to hold Owner harmless from and against any and all claims, obligations, liabilities or demands with respect to and arising out of the performance of Manager's obligations under this Contract and the employment of Manager's personnel and agents at the Orchard.

4. ACCOUNTING AND REPORTS:

(a) Manager shall keep full and accurate records and accounts, showing all costs, advances, payments, expenditures and liabilities, and all other information and data which shall be necessary for the computation of the fees to be paid by Owner hereunder. Manager will provide Owner with any and all financial or other information relating to this Contract that Owner shall reasonably request from time to time. To the extent that information is provided to Owner hereunder and is not otherwise in the public domain, Owner agrees to keep such information confidential and not to disclose the same to any person except as may be required by law or in connections with any litigation between Manager and Owner. Owner agrees to return to Manager any copies of trade secrets, proprietary market share information or test marketing results, within a reasonable time after such information is provided to Owner. Owner and/or Owner's Representative will have the right to inspect the books and records of Manager and its affiliates, insofar as they relate to any dealings with or interest of Owner, at any time during normal business hours, with the prior approval of Manager.

(b) In order to assist Owner in its financial planning, Manager will provide Owner with an estimated production and price forecast, as well as an operating cost budget for the upcoming calendar year no later than November 30 of the preceding calendar year.

(c) As soon as practicable but in no event later than 120 days after the end of its accounting year, Manager will provide a written report to Owner describing in reasonable detail its conduct of operations during such year and any material plans or developments with respect to the next year. The report shall also include a statement of all adjustments made to reimbursement payments pursuant to Section 5 hereof and the balance outstanding at the end of the year. If the actual amount of the Farming Services Fee is higher than the aggregate amount paid by Owner in the form of the Quarterly actual payments for such year, Owner shall forthwith pay to Manager the amount of such excess. If the actual Farming Services Fee is less than the aggregate amount paid by Owner for such year, Manager shall, at Manager's election, either pay the difference to Owner or apply the amount of the difference as a credit against the quarterly payments next due on the Farming Services Fee.

(d) The statement referred to in (c) above with respect to the Farming Services Fee for any accounting year shall be conclusive and binding unless Owner shall object in writing thereto within 120 days after receiving Manager's annual report containing such statement. Owner shall have the right to engage a certified public accounting firm of its selection to review the Farming Services Fee, and the right to assert claims based on such review, at any time during such 120-day period. If any such review and assertion shall result in a downward adjustment of the Manager's Costs by an amount in excess of 5% of the initial computation thereof, Manager shall promptly reimburse Owner all of its expenses incurred in connection with the engagement of such accounting, firm and the assertion of such claim.

5. REIMBURSEMENT OF MANAGER'S COSTS:

 (a)(i) Owner shall reimburse Manager on a quarterly basis consistent with Manager's quarterly accounting periods for Manager's Costs (as defined below). Payment with respect to each quarter will be made within 30 days after the billing date. In the event that any payment hereunder is not made within 30 days after it becomes due, the unpaid amount shall thereafter bear interest at 1% over the Bank of Hawaii prime rate (but not to exceed the highest rate permitted by the usury laws of the State of Hawaii). Manager shall have the right to set off any reimbursement of Manager's Costs owed by Owner against any amounts owed to Owner by Mauna Loa or other nut purchasers for the purchase of macadamia nuts. Upon presentation of such a request, Owner herewith authorizes such nut purchasers to forward such amounts due directly to Manager, for Manager's account, to be further distributed as hereinafter described. Proceeds remaining after withdrawal of accrued costs will be forwarded to Owner. Owner shall make quarterly disbursements to Manager for costs incurred but not reimbursed by withholding from Owner's Mauna Loa proceeds, upon receipt of Manager's invoice.

   (ii) The term "Manager's Costs" shall not include any capital expenditures or any other costs or expenses which are stated in this Contract to be payable by Manager, nor shall it include any costs which Manager may incur in order to repair any damage caused by its own negligence. (Examples of capital expenditures include irrigation systems, road modification, buildings, orchard floor leveling, etc.) The term "Manager's Costs" shall include, to the extent that they are actually incurred by Manager during the relevant year in connection with specific services or work necessary or desirable under this Contract, direct costs accrued by Manager for labor, equipment use, materials and contract services. The term "Manager's Costs" shall also include overhead costs allocated to operations at the Orchard including, but not limited to, employee fringe benefits, Manager's administrative overhead and general field costs such as salaries, expendable tools and supplies, agricultural research, building and equipment depreciation and repair, outside professional services and insurance. The term "Manager's Costs" shall also include the cost of husking Owner's macadamia nuts, if applicable, and a capital utilization charge of 9% of Manager's net book value of farming, harvesting and husking equipment used in the operations prorated to adjust for any use of such equipment otherwise than for Owner. The Manager's net book value of farming, harvesting and husking equipment is the historical cost of such equipment as currently shown on Owner's books before Manager's asset purchase from Owner less accumulated depreciation and amortization exclusive of any effect of "step up or down" accounting resulting from changes in the ownership of Manager, their parent company or any other affiliate. Further, the Manager's Cost shall be based on the Manager's historical costs exclusive of the effects of such accounting changes. Manager's administrative overhead cost consist of all costs related to services provided to the macadamia farming operations by such Manager's corporate staff, including but not limited to, managerial and administrative personnel, industrial relations, accounting, industrial engineering and warehouse personnel. Manager's overhead costs shall also include a proportionate share of service charges allocated to Manager by C. Brewer and Company, Limited ("C. Brewer"). Exhibit B sets forth a list of direct costs and overhead cost centers which comprise the Manager's Costs and procedures for allocating overhead costs and computing equipment capital recovery costs.

  (iii) In addition to the reimbursement of Manager Costs, Owner shall pay to Manager, in accordance with the quarterly statements, a Management Fee as compensation for services rendered hereunder in the amount of 15% of total Manager's Costs.

   (iv) For purposes of this Contract, all payments made by the Owner to the Manager, including but not limited to the reimbursement of Manager's Costs, the Management Fee and other fees, shall be increased by the amount of any applicable Hawaii general excise tax which the Manager is obligated to pay by reason of such payments.

(b) Unless otherwise provided to the contrary herein, in the event that any adjustment is made in any amount paid hereunder, whether as a result of revised estimates, audited figures or otherwise, an appropriate credit or charge shall be included in the next succeeding reimbursement payment.

(c) Manager may be providing farming services to other parcels under Farming Contracts. Owner agrees that Manager shall have the right to pool services and costs and then to assign such costs on a pro rata basis to the parcel. (This pooling concept shall include harvesting costs and revenues from nut sales as appropriate.)

6. OWNERSHIP OF LAND:

(a) Except as specifically provided herein, Manager will not be obligated or liable for matters that are customarily the responsibility of a landowner including but not limited to payment of taxes and assessments, insurance against liabilities, and compliance with laws, ordinances and government regulations relating to the ownership of land. When requested by Owner, Manager shall cooperate with Owner in the making of any surveys, the processing of any tax appeals and the procurement of any permits, licenses, insurance coverage and other items which are necessary or desirable for Owner's proper and lawful ownership and use of the Orchards.

(b) Owner, with the assistance of the Manager, but at Owner's expense, will procure and maintain insurance with respect to the trees in the Orchard, so long as such insurance is available at commercially reasonable rates, against the following named perils: fire, lightning, windstorm and volcanic eruption.

7. TERMINATION AND DEFAULT:

(a) The parties may terminate this Contract at any time by mutual agreement in writing. In the event that any party shall be in default (as defined below), the non-defaulting party may terminate this Contract at any time by delivering written notice of such termination to the defaulting party.

(b) A party shall be in "default" under this Contract in the event that (i) a party files any voluntary proceeding for dissolution under any federal or state bankruptcy, insolvency, receivership or similar law; (ii) if any such proceeding is commenced against it involuntarily and is not dismissed with 60 days; (iii) if it make any composition or assignment for the benefit of its creditors; (iv) if it enters into any corporate reorganization or acquisition without making adequate provision for the performance of its obligations under this Contract;
(v) if it fails to perform any of its obligations when due under this Contract and it fails to correct such non-performance of its obligations when due under this Contract and it fails to correct such non-performance within thirty (30) days after written demand for performance is made by the other party or if such non-performance cannot be corrected within 30 days, it does not state in writing its intent to cure such default, deliver such written notice to the other party, and begin immediately to cure said default as soon as reasonably possible; or
(vi) if it repeatedly fails to perform its obligations under this Contract after receipt of written demand for performance.

(c) In the event of the destruction of any part or the entire Orchard, Owner shall restore the destroyed property to its initial condition if such restoration can be performed economically as determined by Owner. If such restoration is not performed, this Contract shall terminate as to the destroyed property only. In the event that any part or the entire Orchard is condemned, this Contract shall terminate as to the condemned property only.

8. NOTICE:

(a) For convenience of operation hereunder, Owner and Manager each shall designate one representative to serve as the channel of communication, delivering information to and securing necessary action by its principals. Any party may change its

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

representative from time to time by delivering written notice of such change to the other party hereto. Until further notice is given, each party's representative shall be the person listed in the notice address below.

(b) Any and all notices, demands, or other communications (collectively, "notice") required or desired to be given hereunder by either party shall be in writing and shall be validly given or made to the other party or his authorized representative at the addresses set forth below, if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if sent by fax.

    MANAGER:                                  OWNERS REPRESENTATIVE
    M.L. Macadamia Orchards, L.P.      J.W.A. Buyers
    P. O. Box 130                      C. Brewer and Company, Limited
    Pahala, HI 96777-0130              P. O. Box 1826
    Telephone (808) 928-8311           Papaikou, HI 96781-1826
    FAX       (808) 928-8434           Telephone (808) 969-8107
                                       FAX (808) 969-8152

(c) If such notice is delivered personally, service shall conclusively be deemed to have been made at the time of such delivery. If such notice is given by mail, service shall conclusively be deemed to have been made 10 days after deposit thereof in the mail as provided for above. If such notice is given by FAX, service shall conclusively be deemed to have been made 24 hours after the transmission thereof and receipt of the proper response code. Any party may change its address for the purpose of receiving notices as herein provided by a written notice given to the other party.

9. FORCE MAJEURE:

Neither of the parties hereto shall be liable or accountable to the other party for any delay in complying with or any failure to comply with any of the terms, provisions or conditions of this Contract in the event that such failure shall have been caused by an act of God, strike, lockout, public enemy, economic failure of the industry, war, civil commotion, riot, condemnation, judicial or governmental order or other requirements of law (such as but not limited to, governmental regulations concerning hazards of marketing or consumption of macadamia nuts) or the refusal or failure of any governmental office or officer to grant any permit or order necessary for compliance herewith by either party hereto, nor shall either of the parties hereto be liable or accountable to the other party for any damages arising from any such delay or failure.

Owner is aware of the natural risks such as, but not limited to, earthquakes, volcanic eruptions, floods, winds, etc., as well as agricultural risks, and assumes those risks.

10. WAIVER:

The failure of either party hereto to enforce its rights upon any default or breach of agreement on the part of the other party shall not be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this Farming Contract be construed to waive or to lessen the right of either party hereto to demand performance by the other party of any term, provision or condition hereof, or to exercise any rights in the event of default. A waiver by either party of a particular breach or default shall not be deemed to be a waiver of the same or any subsequent breach or default.

11. ASSIGNMENT:

Neither of the parties hereto may assign any of its rights or obligations hereunder to any other person or legal entity without the prior written consent of the other party hereto. Any consent or approval required under this Farming Contract shall not be unreasonably withheld and no charge for the giving of such consent or approval shall be made.

12. ARBITRATION:

All claims, demands, disputes, differences, controversies, disagreements and misunderstandings (hereinafter called "disputes") arising out of, or in connection with, or in relation to this Farming Contract shall be submitted to and determined only by an arbitrator selected in the following manner: Either party shall serve upon the other written notice stating that such party desires to have the dispute reviewed by an arbitrator. Either party may then ask the Honolulu office of the American Arbitration Association ("AAA") for a list of five disinterested arbitrators who AAA believes are capable of deciding this matter. Each party shall, within five days after receiving the list from AAA, strike one person from the list, and shall continue to strike one person each five days thereafter until there is only one remaining, and this person shall be the arbitrator. If any party fails to strike a person from the AAA list within the prescribed time limit, the other party may do so on behalf of the defaulting party.

The decision and award of a majority of the arbitrators, or of such sole arbitrator, shall be final and binding upon the parties and enforceable in accordance with the provisions of Chapter 6SB, H.R.S., as it may from time to time be amended. Each party shall pay one-half (1/2) of the arbitrator's fees and expenses and all of its own fees and expenses.

13. ENTIRE AGREEMENT:

This Contract represents the entire agreement and understanding of the parties with respect to the subject matter hereof. The parties specifically acknowledge and agree that no joint venture or lease is created hereby and that neither party is hereby appointed as the agent of the other party.

14. GOVERNING LAW:

This Contract will primarily be performed in and shall be governed by and construed in accordance with the laws of the State of Hawaii. Each of the parties consents to the jurisdiction of the courts of the State of Hawaii or any federal court sitting in Hawaii and agrees that Hawaii is an appropriate venue for any action that may be brought under this Contract.

IN WITNESS WHEREOF:

Owner and Manager caused this Farming Contract to be executed on this 28TH day of APRIL, 2000.

KA'U AGRIBUSINESS CO., INC.
   M.L. MACADAMAMIA ORCHARDS, L.P.

BY   /s/ J. ALAN KUGLE
  --------------------------------------
     ITS SECRETARY

BY   /s/ KENT T. LUCIEN
  --------------------------------------
     ITS PRESIDENT

MAUNA KEA AGRIBUSINESS CO., INC.

BY   /s/ J. ALAN KUGLE
  --------------------------------------
     ITS SECRETARY

BY   /s/ KENT T. LUCIEN
  --------------------------------------
     ITS PRESIDENT

MAUNA LOA ORCHARDS, L.P.

BY   /s/ J. ALAN KUGLE
  --------------------------------------
     ITS SECRETARY

BY   /s/ KENT T. LUCIEN
  --------------------------------------
     ITS PRESIDENT

MAUNA KEA MACADAMIA ORCHARDS, INC.

BY   /s/ J. ALAN KUGLE
  --------------------------------------
     ITS SECRETARY

BY   /s/ KENT T. LUCIEN
  --------------------------------------
     ITS PRESIDENT

                          MANAGEMENT SERVICES CONTRACT
                                     BETWEEN
                         ML MACADAMIA ORCHARDS, L.P. and
                         C. BREWER AND COMPANY, LIMITED


         This Agreement, dated this 28th day of April, 2000 by and between ML Macadamia Orchards, L.P. ("MLP"), a master limited partnership, and C. Brewer and Company, Limited, Inc. ("Brewer"), a Hawaii corporation, each intending to be legally bound, agree as follows:

         WHEREAS, MLP has purchased all of the assets and acquired all of the employees of Brewer's macadamia farming operation; and

         WHEREAS, MLP desires Brewer to provide certain Management Services to MLP after this acquisition and Brewer is willing to do so.

         NOW, THEREFORE, the parties agree as follows:

         1. SERVICES - Brewer shall undertake to perform for MLP all of the following standard services for the fee as set forth in Section 3:

            (a) Brewer will make available for consultation with MLP its
                Executive Staff including specifically its senior officers who are on the Board of Directors of ML Resources, Inc.

            (b) Insurance and risk management advisory and placement services.

            (c) Advice on the labor agreements with the ILWU Local 142, including assistance in negotiating Union contracts.

            (d) Assistance in handling worker's compensation cases.

            (e) Human Resources administration including existing health, welfare and retirement plans, and compensation or incentive plans administration, consistent with past practices. Such services to include negotiating rates and terms on behalf of MLP for the health and welfare plans

                Brewer agrees to perform all the above services in a professional manner and in accordance with all applicable laws and government regulations.

                2. TERM - This Agreement will be effective May 1, 2000 and will continue for twelve months and will be automatically renewed for an additional twelve months, subject to either party giving the other party at least sixty
(60) days prior written notice of termination or cancellation.

                3. FEE - MLP shall pay to Brewer a monthly fee of $8,335 payable on the first day of each month for the services to be performed that month, and without the necessity of Brewer sending monthly invoices. This fee is solely for Brewer's Management Services.

                4. OTHER EXPENSES - Brewer will provide MLP with a projected annual budget for professional services such as actuarial or tax and audit, for MLP's review and approval. MLP agrees to pay invoices for these professional services directly to the vendor in accordance with the payment terms of each vendor. If Brewer is required to obligate or expend more than $3,000 of expenses on behalf of MLP in excess of the individually projected costs in the annual budget, or for any services not included on the annual budget at any one time, Brewer must obtain the pre-approval of MLP.

                5. INDEMNIFICATION - Brewer shall have no liability to MLP for any errors or omissions in performing the management services prescribed by this agreement unless there is willful misconduct or gross negligence in performing such services. Furthermore, in the absence of willful misconduct or gross negligence, MLP agrees to indemnify, defend and hold Brewer harmless from any all claims, expenses, costs (including attorneys' fees and costs), and liabilities asserted against Brewer with respect to, arising out of or by reason of performance of said functions. Additionally, if Brewer is permitted by the State of Hawaii to add MLP to Brewer's self insured authority for workers' compensation claims, MLP will indemnify Brewer against any costs, claims, expenses, settlements, and allocations from the Sate of Hawaii or the State's Special Compensation Fund that Brewer may be forced to pay on behalf of MLP.

                6. ARBITRATION - Any controversy or disagreement arising out of or relating to this agreement or any breach hereof shall be submitted by the parties to arbitration in Honolulu, Hawaii under the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration will be undertaken by a single disinterested arbitrator chosen from a list of five supplied by each party to the other. The ruling of the arbitrator will be final and binding upon the parties. Each party shall bear its own expenses in connection with such arbitration, but will share equally in the cost of the arbitrator's services.

                7. ASSIGNMENT - Neither party can assign this agreement without the prior written consent of the other, such consent not to be unreasonably withheld.

                8. ENTIRE AGREEMENT - This agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and shall be construed in accordance with and governed by the laws of the State of Hawaii.

                IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

C. BREWER AND COMPANY, LIMITED              MAUNA LOA MACADAMIA
                                        ORCHARDS, L.P.


By:      /s/  J. Alan Kugle        By:      /s/  Gregory A. Sprecher
         ------------------                 ------------------------

Its:     Secretary                 Its:     Senior Vice President

By:      /s/  Kent T. Lucien       By:      /s/  Daryle S. Nekoba
         -------------------                ---------------------

Its:     President                 Its:     Secretary

                             MEMORANDUM OF AGREEMENT


This Memorandum of Agreement between ML MACADAMIA ORCHARDS, LP (hereinafter referred to as "Purchasing Employer"), MAUNA KEA MACADAMIA ORCHARDS, INC, KA'U ORCHARD DIVISION OF KA'U AGRIBUSINESS CO., INC. and KEAAU ORCHARD DIVISION OF KA'U AGRIBUSIENSS CO., INC. (Jointly referred to as "Selling Employers") and the ILWU LOCAL 142 (hereinafter called "Union") constitute the basis of settlement of all issues involved in this negotiations between the parties which were concluded on April 4, 200 relative to the collective bargaining unit of the Selling Employers and the Purchasing Employer.

This Memorandum of Agreement shall be effective from May 1, 2000 and shall remain in effect until April 30, 2001, with the following understanding:

1. That ML Macadamia Orchards, LP shall fully honor and maintain each collective bargaining agreement made between the ILWU Local 142 and the Selling Employers to include all renewals thereof.

2. That ML Macadamia Orchards, LP will carry over all earned and accrued vacation for all employees covered by each collective bargaining agreement.

3. That pension benefits for all covered employees will remain in effect and with no loss of credits, benefits, and vesting services. Selling Employers will be responsible for the benefit service accrued through April 30, 2000 and will report the accrued benefit to the Union and to the affected employees by June 15, 2000. Each Unit employees' benefit at retirement or termination will be again calculated at that time using the combined service with Selling Employers and with Purchasing Employer. The combined benefit will be reduced by Selling Employers' portion with the remainder of the combined benefit due from Purchasing Employer to the extent that such crediting of service does not result in duplication of benefits.

4. ML Macadamia Orchards, LP agrees to hire all existing union employees with the same benefits as they currently have.

5. The parties agree that no severance is due any employees as a direct result of this transaction as long as Selling Employers have complied with the State's Dislocated Workers' Act.

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

6. All other sections of the collective bargaining agreement that were not discussed in this negotiations will remain in effect.

IN WITNESS WHEREOF, the parties hereto through their duly authorized representatives, have executed this Memorandum of agreement of the 28th day of April, 2000.

ML MACADAMIA ORCHARDS LP            ILWU LOCAL 142

By:  /s/ Gregory A. Sprecher        By:
   ------------------------------      --------------------------

By:  /s/ Daryle S. Nekoba           By:
   ------------------------------      --------------------------


MAUNA KEA MACADAMIA ORCHARDS, INC
KA'U ORCHARD DIVISION OF KA'U AGRIBUSDINESS CO., INC.
KEAAU ORCHARD DIVISION OF KA'U AGRIBUSINESS CO., INC.
Collectively:

By: /s/ J. Alan Kugle
   ------------------------------

By: /s/ Kent T. Lucien
   ------------------------------

                                      61